Exhibit 4.6

                           MITEL NETWORKS CORPORATION

                     2004 U.S. EMPLOYEE STOCK PURCHASE PLAN

                                   Article I.
                                     PURPOSE

      1.1 Purpose.

      The Mitel Networks Corporation 2004 U.S. Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Mitel Networks, Inc. and its wholly-owned subsidiary, Mitel Networks Solutions, Inc., and any other Subsidiary Corporation (as such term is defined below) of Mitel Networks Corporation (the "Issuer") (such entities being hereinafter collectively referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Issuer through the purchase of the Issuer's common shares, without par value ("Common Shares").

                                  Article II.
                                   DEFINITIONS

In addition to the terms defined elsewhere in the Plan, the following terms when used in the Plan shall have the following meanings:

      2.1 Base Pay means Straight-Time Earnings (as such term is defined below) during the applicable period; provided, however, that for a Commissioned Employee (as such term is defined below), Base Pay shall also include the amount of any commissions or bonus compensation paid to such Commissioned Employee during the relevant period and reflected in the category of "commissions" on such Commissioned Employee's pay stub for such period.

      2.2 Commissioned Employee means any employee who is targeted to receive at least thirty (30%) percent of his or her total compensation through incentive based compensation (e.g., bonuses and commissions).

      2.3 Committee means the individuals described in Article VIII of this Plan.

      2.4 Company Loan means a loan by the Issuer to a participant (as such term is defined in Section 3.3 below) in the Plan in a principal amount determined by the participant not to exceed the Maximum Loan Amount, which Company Loan shall be repaid by means of payroll deduction in accordance with the Repayment Schedule (as such term is defined below).

      2.5 Employee means any person who is customarily employed on the U.S. payroll on a full-time or part-time basis by the Company and is regularly scheduled to work 20 hours or more per week.

      2.6 Employee Stock Purchase Agreement means a stock purchase agreement, substantially in the form of Exhibit A hereto.

      2.7 IPO means the first time a registration statement filed under the Securities Act of 1933, as amended (the "1933 Act"), and respecting an underwritten primary offering by the Issuer of Common Shares, is declared effective under the 1933 Act and the Common Shares registered by that registration statement are issued and sold by the Issuer (otherwise than pursuant to the exercise of any overallotment option). For the avoidance of doubt, the term IPO does not include the filing of a registration statement on Form S-8.

      2.8 Loan Documents means (i) a promissory note substantially in the form of Exhibit B annexed hereto (the "Note") and (ii) a pledge agreement substantially in the form of Exhibit C hereto (the "Pledge Agreement").

      2.9 Maximum Loan Amount means, as to each participant, the lesser of (i) Sixteen Thousand Eight Hundred Seventy-eight ($16,878) Dollars and (ii) the maximum principal amount that can be repaid in accordance with the Repayment Schedule such that the aggregate payroll deductions for such participant during the one-year period following commencement of repayment of the Company Loan or, if applicable, the two-year period following commencement of repayment of the Company Loan shall not exceed 25% of such participant's Base Compensation during the 12 months immediately preceding the Offering Commencement Date (as such term is defined below).

      2.10 Minimum Purchase Amount means the U.S. dollar equivalent of Cdn. $500 (based on the foreign exchange rate as of noon on the third business day preceding the Purchase Closing Date).

      2.11 Offering has the meaning set forth in Section 4.1.

      2.12 Offering Commencement Date means November 30, 2004.

      2.13 Purchase Closing Date means December 17, 2004 or such later date not later than February 18, 2005 as is designated by the Committee as the Purchase Closing Date.

      2.14 Repayment Schedule means (i) if the principal amount of a Company Loan is the U.S. dollar equivalent of Cdn. $10,000 or less, 26 equal bi-weekly installments commencing on January 28, 2005 (or if the Purchase Closing Date is later than December 17, 2004, the first payroll date following the funding of the Company Loan on or about the Purchase Closing Date) and continuing for an additional 25 consecutive pay periods thereafter and (ii) if the principal amount of a Company Loan is more than the U.S. dollar equivalent of Cdn. $10,000, 26 equal bi-weekly installments of the U.S. dollar equivalent of Cdn. $10,000 divided by 26, commencing on January 28, 2005 (or if the Purchase Closing Date is later than December 17, 2004, the first payroll date following the funding of the Company Loan on or about the Purchase Closing Date) and continuing for an additional 25 consecutive pay periods thereafter, and the remaining principal balance in 26 equal bi-weekly installments commencing on January 27, 2006 (or if the Purchase Closing Date is later than December 17, 2004, the 27th payroll date following the commencement of repayment of the Company Loan) and continuing for an additional 25 consecutive pay periods thereafter.

      2.15 Straight-Time Earnings means, for the applicable period, straight-time earnings, excluding overtime, shift premium, bonuses, special payments, commissions and marketing


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incentives; provided, however, that for represented employees, Straight-Time
Earnings includes the Geographic and Microsoft Certified Service Engineer (MCSE) differentials.

      2.16 Subsidiary Corporation means any present or future corporation which
(i) is a subsidiary corporation of the Issuer as that term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and (ii) is designated a participating employer in the Plan by the Committee.

                                  Article III.
                          ELIGIBILITY AND PARTICIPATION

      3.1 Initial Eligibility.

      Any employee who is an Employee of the Company on the Offering Commencement Date shall be eligible to participate in the Offering.

      3.2 Leave of Absence.

      For purposes of participation in the Plan, a person on leave of absence who shall otherwise qualify as an Employee shall be deemed to be an Employee for the first 90 days of such leave of absence and shall cease to be considered an Employee after such 90th day unless such Employee shall have returned to regular full-time or part-time employment prior to the close of business on such 90th day. Termination by the Company of any Employee's leave of absence prior to the Purchase Closing Date, other than termination of such leave of absence on a return to full-time or part-time employment, shall terminate an Employee's status as an Employee for all purposes of the Plan and shall therefore terminate such Employee's participation in the Plan.

      3.3 Enrollment in the Plan.

      An eligible Employee may become a participant in the Plan (a "participant") by submitting an application for participation, on a form provided by the Company, to the Corporate Secretary of Mitel Networks, Inc. (the "Corporate Secretary"). Such form (the "Plan Enrollment Form") must specify whether the participant will be paying for his or her shares by means of (i) proceeds of a Company Loan, (ii) a single lump sum cash payment as provided in
Section 5.2(b) or (iii) a combination of Company Loan proceeds and a single lump sum cash payment. Each participant in the Plan must execute and deliver to the Corporate Secretary (together with the Plan Enrollment Form) an Employee Stock Purchase Agreement. A participant who wishes to pay for his or her shares in whole or in part by means of a Company Loan must also complete and sign the Loan Documents and the portion of the Plan Enrollment Form authorizing repayment of the Company Loan through payroll deduction. The Plan Enrollment Form, Employee Stock Purchase Agreement and Loan Documents must be received by the Company on or before December 17, 2004 in order for a participant to purchase Common Shares in the Offering. Payroll deductions for a participant shall commence on January 28, 2005 (or if the Purchase Closing Date is later than December 17, 2004, the first payroll date following the funding of the Company Loan on or about the Purchase Closing Date), and shall end on the date that the principal amount and all accrued and unpaid interest, if any, under such participant's Note shall be paid in full.


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

                                  Article IV.
                                    OFFERING

      4.1 Offering.

      The Plan will be implemented by one offering (the "Offering") of Common Shares, such Common Shares to be issued and sold on the Purchase Closing Date.

      Each participant in the Plan must invest at least the Minimum Purchase Amount. If a participant will use the proceeds of a Company Loan to pay all or part of the purchase price for the Common Shares to be purchased by such participant on the Purchase Closing Date, then the maximum number of Common Shares that may be purchased by such participant shall be such that the required installment payments during the 12 month period following the Purchase Closing Date (and, if applicable, the succeeding 12 month period) on the Company Loan made to such participant shall not exceed 25% of such participant's Base Pay in the 12 months immediately preceding the Offering Commencement Date.

                                   Article V.
                  CLOSING OF SALE OF SHARES; REPAYMENT OF LOANS

      5.1 Amount of Payroll Deduction for Repayment of Company Loans.

      If a participant elects to purchase all or part of the Common Shares to be purchased by him or her using the proceeds of a Company Loan, such Company Loan shall be repaid in accordance with the Repayment Schedule set forth in the Note executed and delivered by such participant. Each Note shall include an authorization by the applicable participant to make such installment payments via payroll deduction. Such payroll deductions shall be made in each payroll period commencing on the first payroll date following the Purchase Closing Date and continuing in accordance with the Repayment Schedule and shall be in the amount set forth in the Note (such amount, the "Deduction Amount"). Each Note may be prepaid in whole but not in part at any time without penalty provided the maker is not then in default of its obligations under the Note or other Loan Documents. Interest will not be charged on the principal amount of a Company Loan provided the participant is not in default under any of its obligations under the Note or other Loan Document. Simple interest will be charged on any overdue amounts, at the rate of 10% per annum, and such interest will be payable on demand. Under the terms of the Pledge Agreement, the Issuer has a security interest in all of the Common Shares purchased by a participant who has paid for his or her Common Shares in whole or in part with the proceeds of a Company Loan until the principal amount and all accrued and unpaid interest, if any, is paid in full.

      5.2 Participant's Account.

            (a) All payroll deductions made for a participant shall be credited to his or her outstanding loan balance under the Note, first in satisfaction of any accrued and unpaid interest and thereafter to the principal amount outstanding.

            (b) In lieu of (or in addition to) taking a Company Loan, a participant in the Offering may make a single lump sum payment that, when added to the principal amount of the


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Company Loan, if any, equals the aggregate purchase price for the Common Shares to be purchased by such participant. Any such lump sum payment by the participant must be received by the Corporate Secretary no later than December 17, 2004 (or such later date not later than February 18, 2005 as may be designated by the Committee). Checks shall be made payable to Mitel Networks Corporation.

      5.3 Purchase Price.

      The purchase price for each Common Share to be purchased pursuant to the Offering shall be the U.S. dollar equivalent of Cdn. $1.00 (based on the foreign exchange rate as of noon on the third business day preceding the Purchase Closing Date).

      5.4 Delivery of Shares.

      Share certificates evidencing ownership of Common Shares purchased by a participant under the Plan (other than Common Shares pledged to secure repayment of a Company Loan pursuant to a Pledge Agreement as hereinafter described) shall be delivered as promptly as practicable following the Purchase Closing Date to such participant. Share certificates evidencing ownership of Common Shares purchased by a participant under the Plan either in whole or in part using the proceeds of a Company Loan shall be pledged by the participant to the Issuer pursuant to the terms of the Pledge Agreement as security for the repayment of such Company Loan. Subject to the terms of the applicable Loan Documents, share certificates representing Common Shares purchased pursuant to the Plan in whole or in part using the proceeds of a Company Loan will be delivered to each such participant as promptly as practicable after repayment in full of the principal of and all accrued and unpaid interest, if any, on the Company Loan.

                                  Article VI.
                            TERMINATION OF EMPLOYMENT

      6.1 Termination of Employment.

      Upon termination of an Employee's employment with the Company for any reason whatsoever, including but not limited to retirement, death, voluntary resignation or termination by the Company with or without cause, prior to the Purchase Closing Date, the former Employee shall cease to eligible to be a participant in the Plan, and the Employee Stock Purchase Agreement executed and delivered by such former Employee shall terminate and all amounts paid by such former Employee on account of the purchase of Common Shares pursuant to the Plan will be returned to him or her. Upon termination of an Employee's employment for any reason whatsoever, including but not limited to retirement, death, voluntary resignation or termination by the Company with or without cause, on or after the Purchase Closing Date and while a Company Loan to such former employee remains outstanding, then the entire outstanding loan balance, inclusive of principal and accrued interest, if any, will become immediately due and payable by the participant to the Issuer on the date which has been designated by the Company as the last day of the participant's employment (notwithstanding any period of statutory, contractual or reasonable notice that the Company may be required at law to provide to the participant).


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

      6.2 Leave of Absence.

      A participant on leave of absence, subject to and as provided in Section 3.2, shall continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant with a Company Loan who is not receiving his or her regular compensation during a leave of absence shall be required to make regular installment payments on his or her Note in an amount equal to the applicable Deduction Amount by delivering to the Corporate Secretary a check payable to Mitel Networks Corporation on or before the applicable payroll date.

                                  Article VII.
                                      STOCK

      7.1 Maximum Shares.

      The maximum number of Common Shares which shall be issued under the Plan shall be Two Million (2,000,000) shares in the Offering. If the total number of shares for which subscriptions are received on the Purchase Closing Date exceeds the maximum number of shares for the Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of the accounts of participants under the Plan shall be returned to participants as soon as practicable thereafter.

      7.2 Registration of Shares.

      Participants shall be treated as the record owners of the shares purchased on the Purchase Closing Date effective as of such date. Shares purchased by a participant under the Plan will be registered in the name of the participant.

                                 Article VIII.
                                 ADMINISTRATION

      8.1 Appointment of Committee.

      The Issuer's Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than three
(3) members. Initially, the Committee shall consist of the following individuals:

                           Paul Butcher

                           Edward J. Silberhorn

                           John Uehling

      8.2 Authority of Committee.

      Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

      8.3 Rules Governing the Administration of the Committee.

      The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                                  Article IX.
                                  MISCELLANEOUS

      9.1 Designation of Beneficiary.

            (a) A participant may file a written designation of a beneficiary who is to receive any shares instead of the participant in the event of the death of the participant. Such designation of beneficiary may be changed by the participant at any time by written notice to the Corporate Secretary. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver shares (or cash, as the case may be) subject to and in accordance with Section 5.4 to such beneficiary, subject to the terms of the Loan Documents executed by such participant.

            (b) In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver shares (or cash, as the case may be) subject to and in accordance with Section 5.4 to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate, subject to the terms of the Loan Documents executed by such participant. Such delivery will be in full satisfaction of the Company's obligation to the participant and the Company shall have no further liability with respect to the participant's account under the Plan.

            (c) No beneficiary shall, prior to the death of the participant by whom such beneficiary has been designated, acquire any interest in the shares or cash credited to the participant under the Plan.


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

      9.2 Transferability.

      No rights with regard to the receipt of shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant prior to the Purchase Closing Date. Any such attempted assignment, transfer, pledge or other disposition shall be without effect. From and after the Purchase Closing Date, the Common Shares purchased by a participant may be sold, transferred or otherwise disposed of only in accordance with all applicable federal and state securities laws and, in any event, subject to the provisions of the Pledge Agreement, if any, applicable to such Common Shares. Notwithstanding the foregoing, pursuant to the Employee Stock Purchase Agreement, each participant agrees not to sell any Common Shares held by such participant for a period not to exceed 180 days following consummation of an IPO by the Issuer.

      9.3 Use of Funds.

      All funds received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such funds.

      9.4 Amendment and Termination.

      The Board may amend, suspend or terminate the Plan at any time. In the event the Plan is terminated, the Committee may elect to terminate all outstanding rights to purchase shares under the Plan either immediately or on a designated date occurring prior to the Purchase Closing Date. If the rights to purchase shares under the Plan are terminated prior to the Purchase Closing Date, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the participants as soon as practicable.

      9.5 Effective Date.

      The Plan shall become effective as of November 30, 2004.

      9.6 No Employment Rights.

      The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

      9.7 Effect of the Plan.

      The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each participant of the Plan, including, without limitation, such participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such participant.


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

      9.8 Governing Law.

      The laws of the State of Delaware will govern all matters relating to this Plan except to the extent superseded by the laws of the United States.


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

                                                                       Exhibit A

                            STOCK PURCHASE AGREEMENT

      This Agreement is made as of the date set forth on the signature page hereof (the "Effective Date"), between Mitel Networks Corporation, a Canadian corporation (the "Issuer"), and the employee of Mitel Networks, Inc. or Mitel Networks Solutions, Inc. (each of which is a Delaware corporation and subsidiary of the Issuer) whose name appears on the signature page hereof (the "Purchaser"). In consideration of the agreements set forth below, the Issuer and the Purchaser agree as follows:

      1. Purchase Pursuant to Plan. The purchase (the "Purchase") of the Issuer's common shares, without par value ("Common Shares"), by the Purchaser pursuant to the Mitel Networks Corporation 2004 U.S. Employee Stock Purchase Plan (the "Plan") is subject to the following terms and conditions and to the provisions of the Plan, the terms of which are incorporated by reference herein. Common Shares purchased pursuant to the Plan are referred to herein as the ("Purchased Shares").

      2. Payment for Common Shares. The Purchaser hereby agrees to purchase the number of Common Shares set forth on the signature page hereof at a purchase price of CDN$1.00 per share. The purchase price for the Purchased Shares shall be paid on the Purchase Closing Date (as defined in the Plan) by (i) delivery of cash or check payable to the order of the Issuer in the full amount of the purchase price, (ii) subject to the provisions of the Plan relating to Company Loans, execution and delivery of a Note (as defined in the Plan) in favor of the Issuer for the full amount of the purchase price or (iii) execution and delivery of a Note in favor of the Issuer in partial payment of the purchase price for the Purchased Shares and the balance of such purchase price in cash or by check to the order of the Issuer. The Note shall be payable by means of payroll deductions in accordance with the Repayment Schedule specified therein and shall be secured by a pledge of the Purchased Shares in accordance with the Pledge Agreement (as defined in the Plan).

      3. Rights as Stockholder. Upon payment of the purchase price for the Purchased Shares as provided in Section 2 hereof on the Purchase Closing Date, the Purchaser shall be entitled to all of the rights of a shareholder with respect to the Purchased Shares, including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares. In the event of any change in the outstanding Common Shares resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, share split, reverse share split, share distribution or combination of shares or the payment of a share dividend, the Purchased Shares shall be treated in the same manner in any such transaction as other Common Shares.

      4. Registration of Share Certificates. Certificates for the Purchased Shares shall be issued in the Purchaser's name and held by the Issuer and delivered to the Purchaser subject to and in accordance with Section 5.4 of the Plan.

      5. Lock-up Agreement. In the event the Issuer proposes to consummate an IPO (as defined in the Plan), the Purchaser will execute and deliver a "lock-up" or similar agreement pursuant to which the Purchaser agrees not to sell or transfer any Common Shares held by the Purchaser for a period not to exceed 180 days and containing such other customary terms and conditions as may be requested by the underwriter in connection with the IPO.

      6. Government Regulations. Notwithstanding anything contained herein to the contrary, the obligation of the Issuer to issue or deliver certificates evidencing the Purchased Shares shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

      7. Governing Law. This Agreement shall be construed under the laws of the State of Delaware.

      IN WITNESS WHEREOF, the Issuer, each Subsidiary and the Purchaser have caused this Purchase Agreement to be entered into on the date first above written.

                            Purchaser:

                            ___________________________________________________
                            Signature of Purchaser

                            ___________________________________________________
                            Name of Purchaser (please print clearly)

                            ___________________________________________________
                            Date of Execution by Purchaser (please insert date)

                            ___________________________________________________
                            Number of Purchased Shares (please insert number)

                            ___________________________________________________
                            Mitel Networks Corporation

                            By: _______________________________________________
                                  Name:
                                  Title:

                                                                       Exhibit B

                                 PROMISSORY NOTE

[NOT TO EXCEED $16,878]                                      [Insert Date, 200_]
                                                               Herndon, Virginia

      FOR VALUE RECEIVED, the undersigned employee of Mitel Networks, Inc. or Mitel Networks Solutions, Inc. (the "Payor"), with an address set forth on the signature page hereto, promises to pay to the order of Mitel Networks Corporation, a corporation organized under the laws of Canada ("Payee") with offices at 350 Legget Drive, Ottawa, Ontario, Canada, the principal amount of _____________________________ ($_______) Dollars (the "Principal Amount"), in
lawful currency of the United States of America, as follows:

            (i) The first [US equivalent of CDN$10,000] of the Principal Amount shall be due and payable in 26 equal bi-weekly installments of $_________, the first such installment being due on January 28, 2005 (or if the Purchase Closing Date is later than December 17, 2004, the first payroll date following the funding of the Company Loan on or about the Purchase Closing Date) and continuing for an additional 25 consecutive pay periods thereafter;

            (ii) The remaining balance of the Principal Amount, being [US$_______] shall be due and payable in 26 equal bi-weekly installments of $_________ commencing on January 27, 2006 (or if the Purchase Closing Date is later than December 17, 2004, the 27th payroll date following the commencement of repayment of the Company Loan) and continuing for an additional 25 consecutive pay periods thereafter.

      If at any time prior to payment in full of the Principal Amount, the Payor's employment with Mitel Networks, Inc., Mitel Networks Solutions, Inc. or any parent, subsidiary or affiliated corporation of either of them (such entity, as the case may be, the "Employer") ends for any reason whatsoever (irrespective of the time, manner or cause of such cessation), then the entire outstanding loan balance, including principal and accrued interest, if any, will become immediately due and payable by the Payor to the Payee on the date that has been designated by the Employer as the last day of the Payor's employment (notwithstanding any period of statutory, contractual or reasonable notice that may be required at law to be provided by the Employer to the Payor). If at any time prior to payment in full of the Principal Amount, the Payor is on long-term disability or other unpaid leave, such that the Payor will not be able to continue repaying the Principal Amount through payroll deductions, the Payor will deliver to the Payee monthly checks in the same amount as the installments which the Payor was paying through payroll deductions prior to such leave.

      The Principal Amount shall not bear interest provided an Event of Default (as hereinafter defined) shall not have occurred and be continuing. During the continuance of an Event of Default, simple interest on the unpaid Principal Amount shall accrue at the rate of 10% per annum and be payable on demand.

      This Note is issued by the Payor in accordance with the terms of the Mitel Networks Corporation 2004 U.S. Employee Stock Purchase Plan (the "Plan") as full or partial payment in connection with the purchase by the Payor of common shares without par value ("Common Shares") of the Payee pursuant to a Stock Purchase Agreement, dated the date hereof, and is entitled to the benefits thereof. In the event of any conflict between the provisions of this Note and the provisions of the Plan, the provisions of the Plan shall prevail.

      2. Events of Default.

            a. Upon the occurrence of any of the following events (hereinafter called "Events of Default") which shall have occurred and be continuing:

            (i) The Payor shall fail to make any payment of principal or interest when due under this Note (including, but not limited to, any payment required to be made by payroll deduction and any payment due as a result of termination of employment or temporary leave of absence as provided above) and shall fail to cure such default within five days after notice thereof; or

            (ii) (1) The Payor shall commence any proceeding or other action relating to him in bankruptcy or seek readjustment of his debts, receivership, composition or any other relief under the Bankruptcy Act, as amended, or under any other insolvency, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (2) the Payor shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (3) the Payor makes a general assignment for the benefit of his creditors; or

            (iii) (1) The commencement of any proceedings or the taking of any other action against the Payor in bankruptcy or seeking the reorganization, arrangement or readjustment of his debts, or any other relief under the Bankruptcy Act, as amended, or under any other insolvency, readjustment of debt or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (2) the issuance of a warrant of attachment, execution or similar process against substantially all of the property of the Payor and the continuance of such event for thirty (30) days undismissed, unbonded and undischarged;

then, and in any such event, the Payee may, by written notice to the Payor, declare the entire unpaid principal amount of this Note, together with all accrued but unpaid interest thereon, due and payable, and the same shall forthwith become due and payable upon without presentment, demand, protest, or other notice of any kind, all of which are expressly waived.

            b. Non-Waiver and Other Remedies. No course of dealing or delay on the part of the holder of this Note in exercising any right hereunder shall operate as a waiver thereof or otherwise prejudice the rights of the holder of this Note. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

      3. Security.

            a. Pledge Agreement. This Note is secured by a Pledge Agreement between the Payor and the Payee, dated the date hereof (the "Pledge Agreement"), pursuant to which the Payor has pledged the Common Shares as collateral for payment hereunder.

            b. Recourse. In the event the amount actually applied to the payment of principal of this Note after payment of costs and expenses and accrued but unpaid interest hereon upon any sale or foreclosure by the Payee of or in respect of the Common Shares (or any other collateral held as security for this Note) pursuant to the Pledge Agreement (the "Net Proceeds"), or otherwise, is less than the original Principal Amount hereof reduced by any payments of principal theretofore made by the Payor, then the Payor shall be liable to the Payee for the full amount of such deficiency.

      4. Prepayment. The indebtedness evidenced by this Note may be prepaid by the Payor at any time in whole or in part from time to time, without premium or penalty, provided that any prepayment of any portion of the outstanding principal amount hereof shall be accompanied by all accrued but unpaid interest thereon.

      5. Lost Documents. Upon receipt by the Payor of evidence reasonably satisfactory to him of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to him, and upon reimbursement to the Payor of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Payor will make and deliver to the Payee in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of this Note.

      6. No Presentment, etc.

      The Payor and any endorsers, sureties and guarantors of this Note waive presentment for payment, demand, protest, notice of protest and notice of dishonor hereof, and all other notices to which they may be entitled.

      7. Miscellaneous.

            a. Parties in Interest. All covenants, agreements and undertakings in this Note by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto whether so expressed or not.

            b. Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed, by registered or certified mail, return receipt requested, or delivered by overnight courier or by hand, to the intended recipient at the "Address for Notices" specified below Payor's name on the signature page hereof; or, as to either party, at such other address as shall hereafter be designated by such party in a notice to the other party. Except as otherwise provided in the Agreement, all notices and other communications hereunder shall be deemed to have been duly given when received by the intended recipient.

            c. Waiver. The failure of the Payee to exercise any right or remedy granted to him hereunder on any one or more instances, shall not constitute a waiver of any default by the Payee, and all such rights and remedies shall remain continuously in force. No delay or omission in the exercise or enforcement by the Payee of any rights or remedies shall be construed as a waiver of any right or remedy of the Payee; and no exercise or enforcement of any such right or remedy shall be held to exhaust any other right or remedy of the Payee.

            d. Illegality. If any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

            e. Amendment. This Note may not be changed orally, but only by an instrument in writing duly executed by the party against which enforcement of any waiver, change, modification or discharge is sought.

            f. Construction. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

      IN WITNESS WHEREOF, this Note has been executed and delivered by the Payor on the date specified above.

                                             By: _______________________________
                                                 Signature of Employee

                                                 _______________________________
                                                 Name of Employee (please print)

ACCEPTED:

Mitel Networks Corporation

_____________________________
By:
Title:

                                                                       Exhibit C

                                PLEDGE AGREEMENT

      PLEDGE AGREEMENT (this "Agreement"), entered into as of the ___ day of ____________, 200_ by and between Mitel Networks Corporation ("Secured Party") and the individual whose name appears on the signature page hereto (the "Pledgor").

                              W I T N E S S E T H:

      WHEREAS, Pledgor has purchased from the Secured Party common shares in the number specified on the signature page hereto ("Common Shares") of Mitel Networks Corporation, a corporation organized under laws of Canada (the "Corporation"), in accordance with the Mitel Networks Corporation 2004 U.S. Employee Stock Purchase Plan (the "Plan") and pursuant to the Stock Purchase Agreement, dated the date hereof, between Pledgor and the Secured Party (collectively the "Stock Purchase Agreement"); and

      WHEREAS, Pledgor has agreed to pledge the Common Shares as security for the Promissory Note, dated the date hereof, made by Pledgor to the order of the Secured Party pursuant to the Stock Purchase Agreement (the "Note").

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Warranty and Covenant. Pledgor represents and warrants to the Secured Party that except for the security interest created hereby, and except for restrictions imposed by the Plan, the Stock Purchase Agreement or applicable law, he or she owns the Common Shares free and clear of all liens, charges and encumbrances and that he or she has the unencumbered right to pledge such Common Shares pursuant to the terms hereof.

      2. Pledge. As security for the prompt payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all indebtedness and all other liabilities and obligations, whether now existing or hereafter arising, of Pledgor to the Secured Party under or arising out of the Note (collectively, the "Obligations"), Pledgor hereby delivers, pledges and assigns to Secured Party and creates in Secured Party a perfected first security interest in all of Pledgor's right, title and interest in, to and under all of the Common Shares, together with (subject to the terms of Section 3 hereof) all rights and privileges of Pledgor with respect thereto, all proceeds, income and profits thereof and all property received in addition thereto, in exchange thereof or in substitution therefor and in any other property or assets of equal value as may from time to time be substituted by mutual agreement of the parties hereto as collateral security hereunder (all such property of Pledgor being hereinafter referred to collectively as the "Collateral").

      3. Rights of Pledgor. So long as no Default has occurred and is continuing (as used, herein, the term "Default" shall mean and include (i) the failure of Pledgor to perform any of his Obligations when due, (ii) any material misrepresentation by Pledgor in or with respect to any provision of this Agreement or the Note, or (iii) any attachment of the Collateral at any time pursuant to any court order or other legal process), (a) Pledgor shall be entitled to vote or consent with respect to the Collateral in any manner not inconsistent with this Agreement or the Note, and (b) all cash distributions with respect to the Common Shares shall, anything in Section 2 or elsewhere herein to the contrary notwithstanding, be the sole and exclusive property of Pledgor.

      4. Event of Default. In the event of the occurrence of an Event of Default, as such term is defined in the Note, and the continuation of such Event of Default uncured beyond any applicable notice or other grace period, Secured Party may sell or otherwise dispose of the Collateral at a public or private sale or make other commercially reasonable disposition of the Collateral or any portion thereof after twenty-one (21) calendar days' notice to the Pledgor. Any proceeds of the disposition of the Collateral in excess of the then outstanding Obligations shall promptly be remitted to Pledgor by the Secured Party.

      If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial disposition of the Collateral, Pledgor agrees to execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use his reasonable best efforts to secure the same. Pledgor further agrees to use his reasonable best efforts (without incurring any additional cost or expense) to secure such sale or other disposition of the Collateral as the Secured Party may deem necessary pursuant to the terms of this Agreement.

      5. Additional Rights of the Secured Party. In addition to its rights and privileges under this Agreement, the Secured Party shall have all the rights, powers and privileges of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction.

      6. Binding Agreement. The Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware. The
Agreement, together with all documents referred to herein, constitutes the entire agreement between the parties with respect to the matters addressed herein and may not be modified except by a writing executed by Pledgor and the Secured Party.

      7. Termination. The Agreement shall continue in full force and effect until all the Obligations shall have been fully and indefeasibly paid in full. Upon such payment, the Secured Party shall deliver to the Pledgor the certificates representing the Common Shares included in the Collateral, pursuant to and as provided in the Plan.

      8. Further Assurances. Pledgor shall at any time and from time to time upon the written request of the Secured Party, execute and deliver such further documents and do such further acts and things as the Secured Party may reasonably request in order to effect the purposes of this Agreement.

      9. Severability. If any paragraph herein, or part thereof, shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

      10. Successors and Assigns. This Agreement, and the terms and conditions hereof, shall be binding upon and shall inure to the benefit of the Pledgor and his successors and assigns, and the Secured Party and its successors and assigns; provided that Pledgor may not assign or delegate his obligations hereunder without the prior written consent of the Secured Party and any purported assignment or delegation by Pledgor of his obligations hereunder in the absence of such written consent shall be void.

      11. Notices. All notices and other communication provided for herein shall be in writing and mailed, by registered or certified mail, return receipt requested, or delivered by overnight courier or by hand, to the intended recipient at the "Address for Notices" specified below the intended recipient's name on the signature page hereof; or, as to either party, at such other address as shall hereafter be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be deemed to have been duly given when received by the intended recipient.

      12. Counterparts. This Agreement may be executed in any number of counterpart copies, each of which shall be deemed an original, but which together shall constitute a single instrument.

      13. Headings. Descriptive headings appearing herein are included solely for convenience of reference and are not intended to affect the meaning or construction of any of the provisions of this Agreement.

      IN WITNESS WHEREOF, the undersigned parties hereto have executed the Agreement, as of the day and year first above written.

                                           _____________________________________
                                           Signature of  Pledgor

                                           _____________________________________
                                           Name of  Pledgor (please print)

                                           Address for Notices:

                                           _____________________________________

                                           MITEL NETWORKS CORPORATION

                                           By: _________________________________
                                           Name:
                                           Title:
                                           Address for Notices:
                                           c/o Edward J. Silberhorn, Esq.
                                           Mitel Networks, Inc.
                                           205 Van Buren Street, Suite 400
                                           Herndon, VA  22070

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED the undersigned, __________________________, does hereby sell, assign and transfer unto ____________________ __________ (__________) common shares of Mitel Networks Corporation, standing in the name of the undersigned on the books of said corporation represented by Certificate No. _____ herewith and does hereby irrevocably constitute and appoint ______________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

      This  Stock  Assignment  may be used only in  accordance  with the  Pledge
Agreement   between  Mitel  Networks   Corporation  and  the  undersigned  dated
_________,2004.

Dated: _______________, _____              Signature: __________________________

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its right to sell or otherwise dispose of the shares in connection with an Event of Default as set forth in the Pledge Agreement, without requiring additional signatures on the part of the Purchaser